EXHIBIT 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”), dated as of January 21, 2021, is made to the Employment Agreement (the “Original Agreement”), dated as of March 2, 2015, by and between American National Bankshares Inc., a Virginia corporation, and Hunter Gregg Strader.

The parties to the Original Agreement wish to amend the Original Agreement to provide for a term ending December 31, 2021, subject to earlier termination in accordance with the provisions of the Original Agreement, and make such other revisions to the Original Agreement as the parties deem appropriate. All capitalized terms not defined herein shall have the meanings set forth in the Original Agreement.

The parties to the Original Agreement, intending to be legally bound, agree to amend the Original Agreement as follows:

1.     Section 1, Employment and Acceptance, is replaced in its entirety with the following:

“1.     Employment and Acceptance. You shall be employed as Executive Vice President and Chief Banking Officer of the Company. You shall have the duties and responsibilities that are commensurate with your position as determined and as may be reasonably assigned you from time to time by the President and Chief Executive Officer of the Company. You hereby accept and agree to such employment and agree to carry-out your duties and responsibilities to the best of your ability in a competent, efficient and businesslike manner. You further agree to comply with all the policies, standards and codes of conduct of the Company now or hereafter adopted.”

2.     Section 2, Term, is replaced in its entirety with the following:

“2.     Term. This Agreement is effective as of January 1, 2015 and will expire on December 31, 2021 (the “Employment Period”). For the purposes of this Agreement, the last day of the Employment Period (December 31, 2021) is sometimes referred to as the “Expiration Date” in this Agreement. There will be no renewal of the term of this Agreement unless the Company so elects, and you and the Company thereafter mutually agree in writing by an amendment to this Agreement.”

3.     In all other respects, the Original Agreement will remain in full force and effect. This Amendment may be executed in any number of counterparts.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment to the Original Agreement effective as of the date first written above.

AMERICAN NATIONAL BANKSHARES INC.

By:     /s/ Jeffrey V. Haley_____________________

Jeffrey V. Haley

President and Chief Executive Officer

/s/ Hunter Gregg Strader

Hunter Gregg Strader